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As filed with the Securities and Exchange Commission on August 18, 2004

Registration No. 333-3910

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHMITT INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-1151989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2765 N.W. Nicolai Street
Portland, Oregon 97210
(503) 227-7908
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

Schmitt Industries, Inc. Amended and Restated Stock Option Plan
(Full Title of Plan)

Wayne A. Case
President and Chief Executive Officer
Schmitt Industries, Inc.
2765 N.W. Nicolai Street
Portland, Oregon 97210
(503) 227-7908
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark A. von Bergen
Holland & Knight LLP
2300 U.S. Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon 97204
(503) 243-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)

Common Stock, no par value	400,000	$4.375	$1,312,500.00	$166.29

(1)
Plus such additional number of shares of the Registrant's Common Stock as may be issuable pursuant to stock split, stock dividend or the like.

(2)
On August 27, 1996, August 24, 1998 and August 18, 2002, the Registrant's Board of Directors resolved to increase by 200,000, 300,000 and 400,000, respectively, the shares of the Registrant's Common Stock available for issuance pursuant to the Registrant's Amended and Restated Stock Option Plan. The amendments were each duly approved by the Registrant's stockholders. A Registration Statement on Form S-8 with respect to a total of 300,000 shares of the Registrant's Common Stock was previously filed (Registration No. 333-3910). A 1-for-3 reverse stock split was then effected in December 2002, resulting in a total of 400,000 shares reserved under the Amended and Restated Stock Option Plan.

(3)
Pursuant to Rule 457(c) and 457 (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Small Cap Market System on August 10, 2004.

(4)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Instruction E of Form S-8, the calculated filing fee is with respect to the additional securities (300,000 shares) only.

EXPLANATORY NOTE

        The purpose of this Post-Effective Amendment is to register 300,000 additional shares of the Common Stock of Schmitt Industries, Inc. (the "Company") for offer and sale under the Company's Amended and Restated Stock Option Plan. Because the shares herein registered are of the same class as 100,000 shares previously registered by the Company on Form S-8 on April 22, 1996 (Registration No. 333-3910), Instruction E to Form S-8 allows the Company to, and the Company hereby does, incorporate that original registration statement on Form S-8 by reference.

        This Post-Effective Amendment also includes a Reoffer Prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales of securities acquired under the Plan by the Company's directors and officers deemed to be "affiliates" under Rule 405.

        Unless otherwise noted, all figures herein reflect a 1-for-3 reverse stock split, effected in December 2002.

PROSPECTUS

        SCHMITT INDUSTRIES, INC.

141,664 Shares of Common Stock

        This Prospectus relates to the reoffer and resale of up to 141,664 shares of Common Stock, no par value (the "Shares"), of Schmitt Industries, Inc. by officers and directors who are deemed to be "affiliates" under Rule 405, promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These officers and directors ("Selling Stockholders") acquired the Shares by exercising options granted under the Company's Amended and Restated Stock Option Plan (the "Plan").

        The Selling Stockholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale. We will not receive any proceeds from these sales. The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

        Our stock is traded on the Nasdaq Small Cap Market System under the symbol "SMIT." On August 10, 2004, the last reported sale price of our Common Stock on Nasdaq was $4.60 per share.

        Our principal executive officers are located at 2765 N.W. Nicolai Street, Portland, Oregon 97210, and our telephone number is (503) 227-7908.

        Investing in the Shares involves risks. See "Risk Factors" beginning on page 2.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        All references in this prospectus to the "Company," "us," "we" or "our" refer to Schmitt Industries, Inc. and its subsidiaries, unless the context otherwise indicates.

The date of this prospectus is August 18, 2004.

TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
RISK FACTORS	2
Business Risks	2
Risks Related to Investment in Our Securities	4
SCHMITT INDUSTRIES, INC.	4
SELLING STOCKHOLDERS	5
PLAN OF DISTRIBUTION	5
USE OF PROCEEDS	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

  •
  Our Annual Report on Form 10-K for the year ended May 31, 2004;

  •
  The Proxy Statement for the 2004 Annual Meeting of Shareholders, which is included in the Definitive Schedule 14A, filed with the SEC on August 12, 2004;

  •
  Our Registration Statement on Form S-8, filed as of April 22, 1996; and

  •
  All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

        For purposes of this prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

Schmitt Industries, Inc.
Attn: Corporate Secretary
2765 N.W. Nicolai Street
Portland, Oregon 97210
(503) 227-7908

RISK FACTORS

        In addition to the other information and risks factors contained in this Prospectus and the documents incorporated and deemed to be incorporated herein, you should carefully consider the following risks before making an investment decision. Our business, financial condition and results of operations could be harmed were any of the following risks or uncertainties to develop into actual events. In such case, the value of our securities could decline and you might lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Business Risks

Demand for Company products may change:

        For several months prior to March 2004, the Company experienced soft market demand for its Balancer products. While specific reasons are difficult to pinpoint, the low demand was attributed to worldwide economic conditions, specifically those in the grinding machine industry, the primary market for the Company's Balancer products. Based upon analysis by management and the sales staff, the decline in sales did not appear to arise from the customer base shifting to competitor products. From March 2004 forward, the Company has seen increasing activity in the industry and as a result growing demand and sales of its Balancer segment products. Despite this increase in activity, there can be no assurances as to the duration or strength of this increasing demand.

        Historically, management has responded to soft market conditions in several ways. First, it appears there is a significant portion of the marketplace that is not using the automatic balancing products of the Company or any of its competitors. The Company will therefore continue to devote its future R&D efforts toward developing products that will both broaden the scope of products offered to the current customer base plus offer products for new markets thereby reducing the reliance on historic markets. Second, in order to increase worldwide operating efficiency, management consolidated all engineering design and manufacturing operations in its main location in Portland, Oregon, a step that reduced operating costs. Management continues to evaluate production methods for the most efficient and cost effective methods.    Finally, management continuously evaluates all operating costs and seeks to reduce costs where necessary.

        The Measurement segment has historically relied heavily upon sales to disk drive and silicon wafer manufacturers. Conditions in those markets adversely affected sales beginning in Fiscal 1999 and those poor conditions continued into Fiscal 2003. Disk drive demand is largely tied to and dependent upon demand for personal computers. In Fiscal 2001, personal computer manufacturers warned of lower sales expectations and many initiated actions to significantly reduce costs. These soft market conditions continued into Fiscal Years 2002 and 2003. In Fiscal 2004, improving conditions have occurred in the disk drive market, although the future impact on sales of these improving economic conditions is unknown at this time.

        The semiconductor industry also faced a down cycle beginning in Fiscal 2002 as the industry experienced backlog cancellations, resulting in slower revenue growth. The result is similar to disk drive manufacturers in that capital spending declined significantly and consequently so did demand for and sales of the Company's wafer products in Fiscal 2002 through 2004. Forecasts for that industry are for improvements in market conditions although similar to the disk drive market, the future impact of these improving economic conditions is unknown at this time.

        Management will continue to market these products to these historic markets as it appears no other technology has been introduced that would make the laser light-scatter products technologically obsolete. There is the belief that once market conditions improve in the disk drive and silicon wafer markets, demand for the Company's products and technology will increase although most likely not to historic levels. Also, management believes there are other uses for the Company's laser light scatter technology and continues to evaluate R&D efforts to develop new products and introduce them to the marketplace.

New products may not be developed to satisfy changes in consumer demands:

        The failure to develop new technologies, or react to changes in existing technologies, could materially delay development of new products, which could result in decreased revenues and a loss of market share to competitors. Financial performance depends on the ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. New product opportunities may not be identified and developed and brought to market in a timely and cost-effective manner. Products or technologies developed by other companies may render products or technologies obsolete or noncompetitive or a fundamental shift in technologies in the product markets could have a material adverse effect on the Company's competitive position within historic industries.

Failure to protect intellectual property rights could adversely affect future performance and growth:

        Failure to protect existing intellectual property rights may result in the loss of valuable technologies or paying other companies for infringing on their intellectual property rights. The Company relies on patent, trade secret, trademark and copyright law to protect such technologies. There is no assurance any of the Company's U.S. patents will not be invalidated, circumvented, challenged or licensed to other companies.

Production time and the overall cost of products could increase if any of the primary suppliers are lost or if a primary supplier increased the prices of raw materials:

        Manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. The results of operations could be adversely affected if adequate supplies of raw materials cannot be obtained in a timely manner or if the costs of raw materials increased significantly.

Fluctuations in quarterly and annual operating results make it difficult to predict future performance:

        Quarterly and annual operating results are likely to fluctuate in the future due to a variety of factors, some of which are beyond management's control. As a result of quarterly operating fluctuations, it is important to realize quarter-to-quarter comparisons of operating results are not necessarily meaningful and should not be relied upon as indicators of future performance

The Company may not be able to reduce operating costs quickly enough if sales decline:

        Operating expenses are generally fixed in nature and largely based on anticipated sales. During the second quarter of Fiscal 2002, Management responded to declining sales by instituting an expense reduction program that significantly reduced the break-even sales point. However, should sales decline significantly and rapidly, there is no guarantee management could take actions that would further reduce operating expenses in either a timely manner or without seriously impacting the operations of the Company.

The Company maintains a significant investment in inventories in anticipation of future sales:

        The Company believes it maintains a competitive advantage by shipping product to its customers more rapidly than its competitors. As a result, the Company has a significant investment in inventories. These inventories are recorded using the lower-of-cost or market method, which requires management to make certain estimates. Management evaluates the recorded inventory values based on customer demand, market trends and expected future sales and changes these estimates accordingly. A significant shortfall of sales may result in carrying higher levels of inventories of finished goods and raw materials thereby increasing the risk of inventory obsolescence and corresponding inventory write-downs. As a result, the Company may not carry adequate reserves to offset such write-downs.

Future success depends in part on attracting and retaining key management and qualified technical and sales personnel:

        Future success depends on the efforts and continued services of key management, technical and sales personnel. Significant competition exists for such personnel and there is no assurance key technical and sales personnel can be retained nor assurances there will be the ability to attract, assimilate and retain other highly qualified technical and sales personnel as required. There is also no guarantee key employees will not leave and subsequently compete against the Company. The inability to retain key personnel could adversely impact the business, financial condition and results of operations.

The Company faces risks from international sales and currency fluctuations:

        The Company markets and sells its products worldwide and international sales have accounted for and are expected to continue to account for a significant portion of future revenue. International sales are subject to a number of risks, including: the imposition of governmental controls; trade restrictions; difficulty in collecting receivables; changes in tariffs and taxes; difficulties in staffing and managing international operations; political and economic instability; general economic conditions; and fluctuations in foreign currencies. No assurances can be given these factors will not have a material adverse effect on future international sales and operations and, consequently, on business, financial condition and results of operations.

Risks Related to Investment in Our Securities

        The market price of our Common Stock has been volatile and may continue to fluctuate significantly because of various factors, some of which are beyond our control.

        Our stock price has been extremely volatile, fluctuating over the last year between closing prices of $1.36 and $8.16. The market price of our Common Stock could continue to fluctuate significantly in response to a variety of factors, some of which may be beyond our control.

Future sales or the potential for sale of a substantial number of our shares of Common Stock could cause the trading price of our Common Stock to decline.

        Sales of a substantial number of shares of our Common Stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline. For example, 400,000 shares of Common Stock are reserved for issuance under our Amended and Restated Stock Option Plan. The exercise of vested options and large-scale sale of associated shares could negatively affect the market price of our Common Stock.

SCHMITT INDUSTRIES, INC.

        The Company is an Oregon corporation that designs, assembles and markets computer-controlled balancing equipment primarily to the machine tool industry. Through its wholly owned subsidiary, Schmitt Measurement Systems, Inc., an Oregon corporation, the Company designs, manufactures and markets precision laser measurement systems. The Company also sells and markets its products in Europe through its wholly owned subsidiaries, Schmitt Europe Ltd., located in the United Kingdom and Schmitt Europa GmbH, located in Germany.

        The Company's executive offices are located at 2765 N.W. Nicolai Street, Portland, Oregon 97210, and its telephone number is (503) 227-7908. Our Internet website is www.schmitt-ind.com.

SELLING STOCKHOLDERS

        This Prospectus relates to shares of Common Stock that are being registered for reoffers and resale by Selling Stockholders who have acquired or may acquire shares of Common Stock pursuant to our Plan, and who may be deemed "affiliates" of the Company. An "affiliate" is defined under the Securities Act as "a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" the Company. The Selling Stockholders may resell any or all of the shares of Common Stock at any time while this Prospectus is current.

        Executive officers, directors or others who are considered to be affiliates of the Company who acquire Common Stock under the Plan may be added to the list of selling stockholders and their number of Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

        The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Eligible to be Offered by the Selling Stockholders(2)	Number of Shares Owned After Completion of the Offering(3)		Percent of Class Owned After Completion of the Offering(3)
Robert C. Thompson	Chief Financial Officer and Treasurer	21,389		31,666	0		*
Linda M. Case	Secretary	96,896	(4)	28,333	79,952	(4)	3.2%
David W. Case	Vice President of Operations	100,034		58,333	59,758		2.4%
Maynard E. Brown	Director	6,296		9,166	625		*
Timothy D.J. Hennessy	Director	5,500		5,000	3,000		*
Trevor S. Nelson	Director	5,971		9,166	0		*

*
Represents less than 1%.

(1)
Includes: (i) shares of Common Stock beneficially owned as of June 30, 2004; and (ii) shares of Common Stock underlying options which are exercisable within sixty (60) days of June 30, 2004.

(2)
Represents the number of shares underlying options granted under the Plan.

(3)
Assumes the exercise and resale of all shares acquired pursuant to the Plan, and that 2,474,461 shares were issued and outstanding on June 30, 2004.

(4)
Includes shares held individually or jointly by her husband Wayne A. Case, the Company's President and CEO.

PLAN OF DISTRIBUTION

        The Selling Stockholders may sell the Shares for value from time to time under this Prospectus in one or more transactions on the NASDAQ Small Cap Market System, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

        The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. In addition to any Shares sold pursuant to this Prospectus, the Selling Stockholders may, at the same or different time, sell other shares of Common Stock owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

        As of the date of this Prospectus, the Company cannot make assurances that all or any portion of the Shares will be reoffered or resold by the Selling Stockholders. The Company will pay all expenses in connection with this offering, including the legal fees incurred in connection with the preparation of this Registration Statement and Prospectus.

USE OF PROCEEDS

        The Shares are being registered for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to Schmitt Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended May 31, 2004, have been so incorporated in reliance on the reports of Grant Thornton LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

        The financial statements for the year ended May 31, 2002, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Schmitt Industries, Inc. for the year ended May 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and special reports, proxy statements, any amendments to those reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Reports, proxy statements and information statements, any amendments to those reports and other information filed electronically by us with the SEC are available to the public at the SEC's website at http://www.sec.gov.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

  •
  Our Annual Report on Form 10-K for the year ended May 31, 2004;

  •
  The Proxy Statement for the 2004 Annual Meeting of Shareholders, which is included in the Definitive Schedule 14A, filed with the SEC on August 12, 2004;

  •
  Our Registration Statement on Form S-8, filed as of April 22, 1996;

  •
  All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

        Any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

Item 6. Indemnification of Directors and Officers

        The Registrant's Articles of Incorporation and Bylaws permit indemnification of the Registrant's directors to the fullest extent permitted by the Oregon Business Corporation Act (the "Oregon Act") in any threatened, pending or completed action, suit or proceeding where the director's involvement arises from the fact that he or she is or was a director of the Registrant. The Oregon Act permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the corporation and its shareholders for monetary damages for conduct as directors, except that no provision may eliminate or limit a director's liability for (a) breach of the director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws also permit the Registrant, by action of the Board of Directors, to provide indemnification to and pay the expenses of officers, employees and agents of the Registrant.

        The Registrant has obtained insurance protecting officers and directors against specified liabilities which they may incur in their capacities as officers or directors.

Item 8. Exhibits

        The following exhibits are filed as part of this Registration Statement:

5.1	Opinion of Holland & Knight LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Pricewaterhouse Coopers LLP
23.3	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24	Power of Attorney. Reference is made to the Signature Page.
99.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998)

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Post-Effective Amendment to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on August 18, 2004.

SCHMITT INDUSTRIES, INC.
/s/ WAYNE A. CASE Wayne A. Case President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below authorizes Wayne A. Case and Robert C. Thompson, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MAYNARD E. BROWN Maynard E. Brown Director	August 18, 2004	/s/ TREVOR S. NELSON Trevor S. Nelson Director	August 18, 2004
/s/ WAYNE A. CASE Wayne A. Case President, CEO and Director	August 18, 2004	/s/ ROBERT C. THOMPSON Robert C. Thompson Chief Financial Officer and Treasurer	August 18, 2004
/s/ TIMOTHY D.J. HENNESSY Timothy D.J. Hennessy Director	August 18, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Pricewaterhouse Coopers LLP
23.3	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24	Power of Attorney. Reference is made to the Signature Page.
99.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998)

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EXPLANATORY NOTE
TABLE OF CONTENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RISK FACTORS
SCHMITT INDUSTRIES, INC.
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
USE OF PROCEEDS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS